Exhibit 10.17

                                    Amendment
                                December 12, 2004

This amendment attaches to and forms and integral part of that certain Lease Agreement dated the 4th of December 2001, between Youngfield Plaza L.L.C. (Landlord) and Genethera, Inc. (Tenant).

This Amendment sets forth our agreement with regard to certain Amendments to that lease. They are as follows:

1. The Premises shall be known as 3924 and 3930 Youngfield Street, Wheat Ridge Colorado 80033, which is a total of 5,706 square feet.

2. The term of the lease shall be for one (1) year beginning on the 1st of January 2005 and expiring on the 31st day of December 2005.

3. The base monthly rent shall be as follows:

         Year One $4,041.75 ($8.50 per square foot).

4. In addition to the base rent, Tenant shall pay Landlord the sum of $1,193.51 per month ($2.51 per square foot per year) as additional rent. This additional rent is intended by the parties to cover Tenant's pro rata share of operating expenses including but not limited to, insurance and real estate taxes. The sum shall be adjusted, either up or down, to reflect the actual operating expenses during the term of this lease.

5. The monthly base rent for year one of $4,279.50 plus the additional rent of $1,193.51 equals a total monthly payment of $5,235.26 beginning the 1st day of January 2005.

6. No additional security deposit will be required at this time. Lessee has a total of $5,278.00 as of the Lease dated the 4th day of December 2001.


All of the other terms and conditions of the above referenced lease, as amended, will remain in full force and effect.

This letter will be attached to and made a part of the lease now in effect and referenced above.

Please sign both copies of this letter where indicated to acknowledge your acceptance and return the original.

Sincerely,                           Accepted:

YOUNGFIELD PLAZA, L.L.C.             GENETHERA, INC.

                                     /s/ Tannya L. Irizarry        01/28/05
-------------------------------------------------------------------------------
By: Mike Mueller    Date             By: Tannya L. Irizarry           Date